CONFIDENTIAL

         Fabrication of a Diode-Pumped, Self-Frequency-Doubled IR Laser

                                  Task Order #4

               Issued pursuant to the Task Order Agreement between
                             Laser Energetics, Inc.
                                       and
                        the University of Central Florida
                                  on behalf of
           the Center for Research and Education in Optics and Lasers

This Task Order is issued pursuant to the terms and conditions of the referenced Task Order Agreement dated May 5, 1997, and directs the University of Central Florida in the performance of the order in accordance with the additional provisions listed below.

Objective

The objective of this Task Order, to be performed under the conditions of the Contract Agreement between the University of Central Florida and Laser Energetics, Inc., is the fabrication of an efficient IR-diode pumped version of one these oxyborates (Nd:YCOB), and with appropriate modifications to also demonstrate significant self-frequency doubling. This will be the first demonstration of a diode-pumped Nd: YCOB laser, and also the first time that a diode-pumped Nd: YCOB laser is self-frequency doubled. We believe that these developments will have considerable impact on the laser community. This laser system will be compact, in a pre-engineered rectangular package, suitable for demonstration.

The laser will be configured to operate in one of two modes:

Infrared operation. With direct IR diode pumping, the laser will operate with a cw output power of several tens of milliwatts with a wavelength of ~l060nm.

Self-frequency doubled output. With a different resonator configuration, the laser will emit bright second harmonic emission with a wavelength of ~530nm.

The laser system itself will be in a box approximately 12"x12"x6", and be accompanied by one composite power supply system having dimensions of 16"x12"x2". It will run from 110V wall power and not require any forms of cooling etc.

Duration of Task Order

The duration of this development is June 1, 1998 through September 30, 1998.

                                                                    CONFIDENTIAL

Financial Payment

LEI will provide the finance to support this development. These are summarized on the associated budget below. The total budgeted cost is $25,503.

Proprietary Information and Intellectual Property

All conditions on proprietary information and Intellectual Property relating to this project shall be those covered by the Contract Agreement between the University of Central Florida and Laser Energetics, Inc., and in compliance with the Laser Energetics, Inc. Confidential Non-disclosure Agreement which will be carried out separately.

Deliverable

The laser will become the property of Laser Energetics at the termination of the contract.

Budget for Task Order #4

Wages, Salaries & Benefits
      Graduate research associates (3 months @ $1.25k/month)     $ 3,750
      Benefits                                                   $     6
                                                                 -------
Total Wages, Salaries, & Benefits                                                 $ 3,756

Direct Costs
      Optical mechanical components                              $ 4,735
      Optics                                                     $ 2,290
      Transportation costs (shipping & CLEO meeting)             $ 1,000
                                                                 -------
Total Direct Costs                                                                $ 8,025

Equipment
      Translation mounts                                         $ 1,200
      Infrared diodes                                            $ 1,500
      Combination LDD & TC controller                            $ 6,015
                                                                 -------
Total Equipment                                                                   $ 8,715

Indirect Costs @ 42.5% (less equipment)                                           $ 5,007

Total                                                                             $25,503

                                                                    CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized officers of representative effective as of the date first written below.

University of Central Florida                Laser Energetics, Inc.


/s/ Betsy Gray                               /s/ Robert Battis
--------------------------------             -----------------------------------
Betsy Gray, Interim Director                 Robert Battis
Office of Sponsored Research                 President & CEO
Date: 98/7/29                                Date: 9-30-98
      --------------------------                   -----------------------------